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                                                                   EXHIBIT 23(a)


Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of Zapata Corporation Form S-8 (File No. 33-123) of our report dated January 23, 1995, except for Note 4 and the second paragraph of Note 5, as to which the date is July 12, 1996, on our audit of the financial statements of Zapata Haynie Corporation Profit-Sharing/Savings Plan as of September 30, 1994 and for the year then ended, which report is included in this Annual Report on Form 11-K/A.

                                         Coopers & Lybrand L.L.P.

Houston, Texas
July 12, 1996